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                                                                    Exhibit 21.1

                                   CIBER, INC.
                              LIST OF SUBSIDIARIES
                              AS OF AUGUST 31, 1999

CIBER Information Services, Inc., a Delaware corporation
CIBER Associates, Inc., a Delaware corporation
CIBER of Canada, Inc., an Ontario corporation
CIBER Enterprise Outsourcing, Inc., a Delaware corporation
Integration Software Consultants, Inc., a Pennsylvania corporation CIBER Technology Services, Inc., a Delaware corporation
CIBER Technologies, Inc., a Delaware corporation